Exhibit 10.2
Genta Incorporated
3550 General Atomic Court
San Diego, C  92121


Gentlemen:

     The following contains all the items of my consulting agreement (the "Agreement") with Genta Incorporated, a Delaware corporation (the "Company").

     The amount of time I will spend as a consultant to the Company and the nature of the services provided and my compensation are set forth in Exhibit A hereto. In rendering such services to the Company, I shall act as an independent contractor and not as an employee of the Company. The Company or I may terminate the Agreement at any time, with or without cause, provided that I must devote at least twenty-four (24) days at the approximate rate of two (2) days per month to providing services under this Agreement before I may terminate it.

     I understand that the Company possesses and will continue to possess information that has been created, discovered, or developed, or has otherwise become known to the Company, including without limitation, information created, discovered, developed or made known by me (and within the scope of the Agreement) or to me during the period of or arising out of my retention as a consultant by the Company, and/or in which property rights have been assigned or otherwise conveyed to the Company, and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes all trade secrets, processes, formulae, data and know-how, improvements, inventions, techniques and strategies; all administrative, business, financial, managerial and organization information; and all research, development, manufacturing, commercialization, sales and marketing information, plans, strategies, forecasts and customer data.

     In consideration of my retention as a consultant to the Company, and the compensation received by me from the Company from time to time, I hereby agree as follows:

     20. All Proprietary Information shall be the sole property of the Company and it assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Proprietary Information. At all times during my retention as a consultant by the Company and at all time after termination of such retention as a consultant, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as a consultant of the Company.


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     21. I agree that during the period that I am  retained as a  consultant  to the Company, I will not, without the Company's express written consent, engage in any employment or activity (whether as a consultant, adviser or otherwise) in any business engaged in the field of antisense or triplex technology or any business funding collaborations or alliances with any other business engaged in the filed of antisense or triplex technology.

     22. All documents, data, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or produced by myself or others in connection with my retention as a consultant shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, I shall return and deliver all such property upon termination of my retention as a consultant by me or by the Company for any reason and I will not take with me amy such property or any reproduction of such property upon termination.

     23. I agree that for a period of one year following termination of my retention as a consultant with the Company, I will not solicit or in any manner encourage employees of the Company to leave its employ.

     24. I will promptly disclose to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my retention as a consultant which are (a) within the scope of the services to be provided by me under the Agreement and elated to or useful in the business of the Company, or (b) result from tasks assigned me by the Company, or (c) funded by the Company, or (d) result from use of premises owed, leased or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions"). Such disclosure shall continue for one year after termination of the Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice or learned during the term hereof.

     25. I agree that all Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in all Inventions. I further agree as to all Inventions to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents on the Inventions in any and all countries, and to that end I will execute all documents for use in applying for and obtaining such patents thereon and enforcing same, as the Company may desire, together with any assignment thereof to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing patents for the Inventions in any and all countries shall continue beyond the termination of my retention as a consultant, but the Company's request on such assistance. In the event that the Company is unable for any reason whatsoever to secure my signature to any lawful and necessary document required to apply for or execute any patent application or continuations in part thereof), I hereby irrevocably designate and appoint the

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Company  and  its  duly  authorized  officers  and  agents,  as  my  agents  and attorney-in-fact to act for and in behalf and instead of me, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of patents thereon with the same legal force and effects as if executed by me.

     26. As a matter of record I have attached hereto as Exhibit B a complete list of all inventions or improvements relevant to the subject matter or my retention as a consultant by the Company which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company which I desire to remove from the operation of the Agreement; and I covenant that such list s complete.

     27. I represent that my performance of all the terms of the Agreement and that my retention as a consultant by the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my retention as a consultant by the Company. I have not entered into, and I agree I will not enter into, any agreement ether written or oral in conflict herewith.

     28. I understand as part of the consideration for the offer to retain me as a consultant extended to my by the Computer and of my retention as a consultant by the Company, that I have not brought and will not bring with me to the Company or use in the performance of my responsibilities at the Company any equipment, supplies, facility or trade secret information of any current or former employer which are not generally available to the public, unless I have obtained written authorization for their possession and use.

     29. I also understand that, in my retention as a consultant with the Company, I am not breach any obligations that I have to others, and I agree that I shall fulfil all such obligations during my retention as a consultant with the Company.

     30. I agree that in addition to any other rights and remedies available to the Company for any breach by me of my obligations hereunder, the Company shall be entitled to enforcement of my obligations hereunder by court jurisdiction.

     31. If any provision of the Agreement shall be declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

     32. The Agreement shall be effective as of May 6, 1997 and, unless termination earlier as set forth above, shall terminate on May 5, 1999, provided, however, Consultant's obligations under Paragraphs 1, 3, 4, 5, 6 and 11 shall survive the termination of the Agreement.

     33. The term Company, as used herein, shall include any subsidiary o affiliate of Genta Incorporated.


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     34. The Agreement  shall be binding upon me, my heirs,  executors,  assigns and administrators and shall inure to the benefit of the Company, its successors and assigns.

     35. The Agreement shall be governed by and construed in accordance with the laws of the State of California (irrespective of its choice of law provisions).


Dated: ____________________


                                           By: ________________________

Accepted and agreed to
this __  day of  __________________, 1998


Genta Incorporated



By  _________________________

    _________________________

    _________________________


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EXHIBIT A



Amount:

Consultant shall devote at least 24 days (at the approximate rate of 2 days per month) to providing services under the Agreement, including without limitation, serving as the Chairman of the Board of Directors of Genta Pharmaceuticals, Europe S.A. ("Genta Europe").

Nature of Services:

Consult shall consult with Company in the field of Geomatrix based drug delivery and antisense technology, and such other services that may be reasonably requested by the Company, including, without limitation, services needed by the Company to maintain any rights existing as of the date of this Agreement and to assist in any management transition. It is understood and agreed that the October 4, 1989 Indemnification Agreement between the parties shall apply to Consultant's services as Chairman of the Board of Genta Europe under this Consulting Agreement.

Consideration:

In consideration for this consulting services under this Agreement, Employee shall be granted 100,000 shares of Nonstatutory Stock Options (NSO's) under the Genta Incorporation 1991 Stock Plan. Such options are granted to the Employee at 100% of the fair market value on the Date of the Grant, which is My 5, 1997. Options will vest over a two-year period commencing on the Date of Grant, except that vesting shall terminate it Consultant fails to fulfil his obligations under this Consulting Agreement or if the Company terminates this Consulting Agreement for cause.



____________________________
Thomas H. Adams, Ph.D.


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